EXHIBIT 16.1


WEINBERG & COMPANY, P.A.
Certified Public Accountants [Letterhead]


                                           February 20, 2002





Securities And Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

                           RE:  EINSURE NETWORKS CORPORATION
                                    FILE REF. NO. 27995
                                    -------------------

We were previously the principal accountant for eInsure Networks Corporation and, under the date of May 31, 2001 we reported on the consolidated financial statements of eInsure Networks Corporation as of December 31, 2000. On February 15, 2002, our appointment as principal accountant was terminated. We have read eInsure Networks Corporation's statements included under Item 4 of its Form 8-K dated February 15, 2002, and we agree with such statements.

                                            Very truly yours,



                                            /s/ Weinberg & Company, P.A.
                                            ----------------------------
                                            WEINBERG & COMPANY, P.A.
                                            Certified Public Accountants